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                                                                      Exhibit 31

                Certification Pursuant to Rules 13a-14 and 15d-14
                     of the Securities Exchange Act of 1934

I, Robert E. Busch, certify that:

     1. I have reviewed this Quarterly Report on Form 10-Q of PSE&G Transition Funding II LLC (the Registrant) and other reports containing distribution information for the period covered by the Quarterly Report on Form 10-Q;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial information required to be provided to the trustee under the governing documents of the issuer is included in these reports; and

     4. Based on my knowledge, Public Service Electric and Gas Company, the Servicer, has complied with its servicing obligations and minimum servicing standards.

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
          Date: November 10, 2005       /s/ Robert E. Busch
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                                        Robert E. Busch
                                        PSE&G Transition Funding II LLC
                                        Chief Executive Officer and Chief Financial Officer
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